EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-56829 and No. 333-89465 of CuraGen Corporation on Forms S-8, and Registration Statements No. 333-32756, 333-47600 and 333-90321 of CuraGen Corporation on Forms S-3 of our report dated January 30, 2002 (except as to Footnote 10 as to which the date is March 27, 2002) appearing in this Annual Report on Form 10-K of CuraGen Corporation for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 28, 2002